UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 8, 2006

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15941	59-3603677
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

202 South Wheeler Street

Plant City, FL 33563

(Address of principal executive offices and zip code)

(Registrant’s telephone number, including area code) (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS

Ocular Therapeutics, Inc., a subsidiary of UTEK Corporation (AMEX: UTK), was acquired by Advanced Refractive Technologies, Inc., in a tax-free stock-for-stock exchange. Advanced Refractive Technologies, Inc. issued 97,000 unregistered shares of series C convertible preferred stock to UTEK Corporation in exchange for the issued and outstanding shares of Ocular Therapeutics, Inc. The shares acquired in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933. The value of the consideration will be determined based on a valuation in accordance with UTEK’s valuation policy as of the closing date of the transaction.

Motility, Inc. holds the exclusive license to a patented technology developed by Eugene Levin, Ph.D. while at The Scripps Research Institute. Ocular Therapeutics, Inc. has licensed this small protein therapeutic (LD22-4) from Motility, Inc. for the treatment of the wet form of age-related macular degeneration, one of the leading causes of severe vision loss and blindness in the adult population. The exchange was consummated on March 8, 2006 in accordance with applicable law.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable

(c)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2006	UTEK CORPORATION

/s/ Jeffrey L. Taylor
Jeffrey L. Taylor
Vice President - Finance